UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

T. Rowe Price Exchange-Traded Funds, Inc.
(Exact name of registrant as specified in its charter)

State of Maryland	See Below
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1307 Point Street
Baltimore, Maryland 21231
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be registered	I.R.S Employer Identification Number

T. Rowe Price Biotech ETF	The Nasdaq Stock Market LLC	42-2936098
T. Rowe Price Capital Appreciation Fixed Income ETF	NYSE Arca, Inc.	42-3016714
T. Rowe Dynamic Emerging Markets Bond ETF	The Nasdaq Stock Market LLC	42-3076813
T. Rowe Price Mid-Cap Equity Research ETF	The Nasdaq Stock Market LLC	42-2963277
T. Rowe Price Securitized Income ETF	NYSE Arca, Inc	42-3048661
T. Rowe Price Small-Cap ETF	The Nasdaq Stock Market LLC	42-2906065

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-235450 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Post-Effective Amendment No. 48 to T. Rowe Price Exchange-Traded Funds, Inc. (the “Registrant”) Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-235450; 811-23494), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001999371-26-015740 on July 24, 2026. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is also hereby incorporated herein by reference.

Item 2.     Exhibits.

(a)(1)	Articles of Incorporation of Registrant, dated July 29, 2019 (electronically filed with initial registration statement dated December 11, 2019)
(a)(2)	Articles Supplementary of Registrant, on behalf of T. Rowe Price U.S. Equity Research ETF, dated February 18, 2021 (electronically filed with Amendment No. 3 dated April 21, 2021)
(a)(3)	Articles Supplementary of Registrant, on behalf of T. Rowe Price QM U.S. Bond ETF, T. Rowe Price Total Return ETF, and T. Rowe Price Ultra Short-Term Bond ETF, dated May 24, 2021 (electronically filed with Amendment No. 6 dated June 4, 2021)
(a)(4)	Articles Supplementary of Registrant, on behalf of T. Rowe Price Floating Rate ETF and T. Rowe Price U.S. High Yield ETF, dated May 17, 2022 (electronically filed with Amendment No. 11 dated July 15, 2022)
(a)(5)	Articles Supplementary of Registrant, on behalf of T. Rowe Price Core Equity ETF, T. Rowe Price Growth ETF, T. Rowe Price International Equity ETF, T. Rowe Price Small-Mid Cap ETF, and T. Rowe Price Value ETF, dated December 19, 2022 (electronically filed with Amendment No. 16 dated March 15, 2023)
(a)(6)	Articles of Amendment of Registrant on behalf of T. Rowe Price Core Equity ETF, dated February 2, 2023 (electronically filed with Amendment No. 16 dated March 15, 2023)
(a)(7)	Articles Supplementary of Registrant, on behalf of T. Rowe Price Intermediate Municipal Income ETF, dated February 12, 2024 (electronically filed with Amendment No. 19 dated February 14, 2024)
(a)(8)	Articles Supplementary of Registrant, on behalf of T. Rowe Price Technology ETF, dated May 14, 2024 (electronically filed with Amendment No. 24 dated May 17, 2024)
(a)(9)	Articles Supplementary of Registrant, on behalf of T. Rowe Price Capital Appreciation Premium Income ETF and T. Rowe Price Hedged Equity ETF, dated October 28, 2024 (electronically filed with Amendment No. 29 dated January 10, 2025)
(a)(10)	Articles Supplementary of Registrant, on behalf of T. Rowe Price Financials ETF, T. Rowe Price Global Equity ETF, T. Rowe Price Health Care ETF, T. Rowe Price International Equity Research ETF, and T. Rowe Price Natural Resources ETF, dated February 7, 2025 (electronically filed with Amendment No. 30 dated February 14, 2025)
(a)(11)	Articles Supplementary of Registrant, on behalf of T. Rowe Price Active Core International Equity ETF, T. Rowe Price Active Core U.S. Equity ETF, T. Rowe Price Emerging Markets Equity Research ETF, T. Rowe Price High Income Municipal ETF, T. Rowe Price Innovation Leaders ETF, T. Rowe Price Long Municipal Income ETF, T. Rowe Price Multi-Sector Income ETF, and T. Rowe Price Short Municipal Income ETF, dated July 29, 2025 (electronically filed with Amendment No. 37 dated October 8, 2025)
(a)(12)	Articles Supplementary of Registrant, on behalf of T. Rowe Price Capital Appreciation Market Opportunities ETF, dated February 6, 2026 (electronically filed with Amendment No. 46 dated May 13, 2026)
(a)(13)	Articles Supplementary of Registrant, on behalf of T. Rowe Price Biotech ETF, T. Rowe Price Capital Appreciation Fixed Income ETF, T. Rowe Price Dynamic Emerging Markets Bond ETF, T. Rowe Price Mid-Cap Equity Research ETF, T. Rowe Price Securitized Income ETF, and T. Rowe Price Small-Cap ETF dated May 6, 2026 (electronically filed with Amendment No. 48 dated July 24, 2026)
(b)	By-Laws of Registrant, as amended July 30, 2020, July 25, 2022, May 8, 2024, and August 1, 2026 (electronically filed with Amendment No. 48 dated July 24, 2026)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) T. Rowe Price Exchange-Traded Funds, Inc.

Date: August 3, 2026

By:	/s/ Fran Pollack-Matz
Fran Pollack-Matz, Vice President